UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

ACADIA HEALTHCARE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175523	45-2492228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 861-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 27, 2011, Acadia Healthcare Company, Inc. (“Acadia”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among Acadia, certain subsidiary guarantors named therein, and Jefferies & Company, Inc., as the initial purchaser, relating to the issuance and sale of $150,000,000 in aggregate principal amount of Acadia’s 12.875% senior notes due 2018 (the “Notes”). The Notes will be issued at 98.323% of their principal amount.

The offering of the Notes is part of the financing for, and is conditioned upon the consummation of, the proposed merger combining PHC, Inc., a Massachusetts corporation (“PHC”), with a subsidiary of Acadia. Acadia expects to use the net proceeds from the offering to finance the cash portion of the merger consideration, to repay certain of PHC’s existing indebtedness, to make a cash payment to Acadia’s existing shareholders and to pay transaction fees and expenses.

The Notes, which will mature on November 1, 2018, will be senior unsecured obligations of Acadia and will be guaranteed by each of its domestic subsidiaries that guarantees Acadia’s senior secured credit facility and each of Acadia’s domestic subsidiaries that will guarantee Acadia’s senior secured credit facility pursuant to the second amendment thereto. The offering is expected to close on November 1, 2011, subject to customary conditions.

The Notes will be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.

The Purchase Agreement under which the Notes will be sold by Acadia contains customary representations, warranties and agreements by Acadia, and customary conditions to closing, indemnification obligations of Acadia and the initial purchaser for liabilities under the Act, other obligations of the parties and termination provisions.

Item 8.01	Other Events

Acadia has priced an offering of $150,000,000 in aggregate principal amount of the Notes. This offering is part of the financing for, and is conditioned upon the consummation of, the proposed merger combining PHC with a subsidiary of Acadia.

The Notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: October 27, 2011	By:	/s/ Christopher Howard
Christopher Howard
Executive Vice President, General Counsel and Secretary